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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF HARTFORD LIFE, INC.


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                                                                       JURISDICTION                  NAMES UNDER
                                                                            OF                     WHICH THE COMPANY
COMPANY NAME                                                           INCORPORATION                 DOES BUSINESS
------------                                                           -------------                 -------------
Alpine Life Insurance Company                                             New Jersey                     "Alpine"
American Maturity Life Insurance Company (60%)                           Connecticut                      "AML"
AML Financial, Inc.                                                      Connecticut                       n/a
Brazilcap Capitalizacao S.A. (17%)                                          Brazil                         n/a
CAB Corporation (50%)                                               British Virgin Islands                 n/a
Claridad Administradora de Fondos de Jubilaciones y
     Pensiones S.A.(24%)                                                  Argentina                        n/a
Consultora de Capitales S.A
     Sociedad Gerente De Fondos Corriunes De Enversion (50%)              Argentina                        n/a
Galicia Vida Compania de Seguros S.A. (40%)                               Argentina                        n/a
Hartford Advisers Fund, Inc.                                               Maryland                        n/a
Hartford Bond Fund, Inc.                                                   Maryland                        n/a
Hartford Calma Company (50%)                                               Florida                         n/a
Hartford Capital Appreciation Fund, Inc.                                   Maryland                        n/a
Hartford Comprehensive Employee Benefit Service Company                  Connecticut                     "CEBSCO"
Hartford Dividend and Growth Fund, Inc.                                    Maryland                        n/a
Hartford Equity Sales Company, Inc.                                      Connecticut                     "HESCO"
Hartford Financial Services Corporation                                    Delaware                        n/a
Hartford Financial Services Life Insurance Company                       Connecticut                       n/a
Hartford Index Fund, Inc.                                                  Maryland                        n/a
Hartford International Advisers Fund, Inc.                                 Maryland                        n/a
Hartford International Opportunities Fund, Inc.                            Maryland                        n/a
Hartford Investment Financial Services Company                             Delaware                        n/a
Hartford Life and Accident Insurance Company                             Connecticut                      "HLA"
Hartford Life and Annuity Insurance Company                              Connecticut                       n/a
Hartford Life Insurance Company of Canada (98.6%)                           Canada                         n/a
Hartford Life Insurance Company                                          Connecticut                       n/a
Hartford MidCap Fund, Inc.                                                 Maryland                        n/a
Hartford Mortgage Securities Fund, Inc.                                    Maryland                        n/a
Hartford Securities Distribution Company, Inc.                           Connecticut                       n/a
Hartford Seguros de Vida (17%)                                             Uruguay                         n/a
Hartford Small Company Fund, Inc.                                          Maryland                        n/a
Hartford Stock Fund, Inc.                                                  Maryland                        n/a
H.L. Funding Company, Inc.                                               Connecticut                       n/a
HL Investment Advisors, Inc.                                             Connecticut                       n/a
HVA Money Market Fund, Inc.                                                Maryland                        n/a
Icatu Hartford Administrcao de Beneficios Ltda                              Brazil                         n/a
Icatu Hartford Fundo de Pensao                                              Brazil                         n/a
Icatu Hartford Capitalizacao S.A. (45%)                                     Brazil                         n/a
Icatu Hartford Seguros S.A. (22.5%)                                         Brazil                         n/a
Instituto de Salta Campana de Seguros de Vida S.A. (90%)                  Argentina                        n/a
International Corporate Marketing Group, Inc. (60%)                      Connecticut                       n/a
ITT Hartford Canada Holdings, Inc.                                          Canada                         n/a
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